UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

VISANT HOLDING CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112055	90-0207875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 14, 2009, Visant Corporation, the Registrant’s subsidiary, issued a press release regarding consolidated financial results for the first fiscal quarter ended April 4, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 13, 2009, Jay Wilkins was appointed to the Board of Directors of Visant Corporation and its parent companies, Visant Holding Corp. and Visant Secondary Holdings Corp., by a vote of the directors. Mr. Wilkins has not currently been appointed to any committees of the Boards.

Mr. Wilkins is a Principal with DLJ Merchant Banking Partners (“DLJMBP”). Affiliates of DLJ Merchant Banking Partners III, L.P. currently hold approximately 41% of Visant Holding Corp.’s voting interest. Prior to joining DLJMBP in 2007, Mr. Wilkins was with North Castle Partners since 2001, where he was focused on private equity investments in the consumer and healthcare sectors. From 1999 to 2001, he was with Donaldson, Lufkin & Jenrette and Credit Suisse in the Investment Banking Division. Mr. Wilkins is also a director of The Service Companies, Inc. and Blackboard Holdings, Inc.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1    Press release issued by Visant Corporation dated May 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT HOLDING CORP.

Date: May 14, 2009	/s/ Paul B. Carousso
Paul B. Carousso
Vice President, Finance

Exhibit No.	Exhibit
99.1	Press release dated May 14, 2009.